Investor Contact:  Vicki Shamion

(920) 429-7039

Media Contact:  Sheree Olson

(920) 429-4186

ShopKo Stores, Inc. Reports Fourth Quarter and Fiscal Year 2002 Results

 (Fourth Quarter Pro Forma FIFO Net Earnings Per Share Increased 16 Percent to $1.06 From $0.91; Fiscal Fourth Quarter GAAP LIFO Net Earnings Per Share Were $1.12 Compared With $1.21)

(Net Debt Reduced $380 Million Over Two Years)

(2003 Business Outlook Provided)

GREEN BAY, WIS. (March 13, 2003) ShopKo Stores, Inc., (NYSE:  SKO) today reported earnings per share for the fourth quarter ended February 1, 2003 of $1.12 compared with $1.21 for the prior year.  Pro forma FIFO earnings for the fourth quarter were $30.9 million or $1.06 per share.  On a comparable basis, excluding amortization of goodwill and other intangible assets, pro forma FIFO earnings for fiscal 2001 would have been $26.3 million or $0.91 per share.

Fourth quarter consolidated sales were $958.4 million compared with $1,003.4 million for the same period last year.  Comparable store sales for the quarter decreased 4.1 percent.

Commenting on the quarter, ShopKo Stores, Inc. President and Chief Executive Officer Sam Duncan said, “We are pleased to report that the company delivered solid results, reflecting a significant improvement in our Pamida division and meaningful working capital management.  This was despite the challenging economic and retail environment which continued throughout the fourth quarter.

“I am particularly pleased that we reduced our net debt position by $182.0 million during fiscal 2002.  This performance, along with last year’s $198.0 million net debt reduction, has significantly improved our balance sheet,” said Duncan.

Fourth Quarter Summary

The following table summarizes sales by business segment for the fourth quarter:

Consolidated Sales Summary (dollars in millions)

Fourth Quarter

Business Segment	11/03/02- 02/01/03 (13 weeks)	11/04/01- 02/02/02 (13 weeks)	Change Total**	Change Comp* (13 weeks vs. 13 weeks)
ShopKo	$736.2	$769.1	(4.3)%	(4.3%)
Pamida	222.2	234.3	(5.1)%	(3.7)%
Consolidated	$958.4	$1,003.4	(4.5)%	(4.1)%

*Comparable store sales represent sales of those stores open during both fiscal years.

**Pamida division total sales variance reflects sales in the prior year periods from six locations which have been closed and not replaced.

Consolidated gross margin as a percent of sales, was 26.9 percent compared with 26.7 percent last year.  Pro forma FIFO gross margin as a percent of sales, was 26.6 percent compared with 25.1 percent last year.  The improvement in FIFO gross margin is primarily attributable to a reduction in shrink expense and improved merchandise margin rates at the Pamida division.

Consolidated selling, general and administrative expenses (SG&A), as a percent of sales, was 17.4 percent compared with 17.3 percent last year.

Full Year Summary

Fiscal year 2002 consolidated sales were $3,240.2 million compared with $3,373.9 million last year.  Excluding closed stores, consolidated sales for the same period were $3,240.2 million compared with $3,317.9 million last year.

Pro forma FIFO earnings for the year, excluding the change in accounting for goodwill, were $39.6 million or $1.35 per share.  On a comparable basis, excluding amortization of goodwill and other intangible assets, pro forma FIFO earnings for fiscal year 2001 would have been $23.5 million or $0.82 per share.

Fiscal year 2002 Generally Accepted Accounting Principles (GAAP) diluted loss per share was $4.95 compared with earnings of $0.98 for the prior year.  The loss was a direct result of adopting SFAS No. 142 and the resultant write off of goodwill related to the acquisition of the Pamida division.  A detailed GAAP vs. pro forma FIFO reconciliation schedule is provided at the end of this release.

The following table summarizes sales by business segment for the fiscal year:

Consolidated Sales Summary (dollars in millions)

(ShopKo Division Excludes Closed Stores)

Full Year

Business Segment	02/03/02 – 02/01/03 (52 week year)	02/04/01 – 02/02/02 (52 week year)	Change Total*	Change Comp* (52 weeks vs. 52 weeks)
ShopKo	$2,456.1	$2,483.0	(1.1)%	(1.1)%
Pamida	784.1	835.0	(6.1)%	(4.8)%
Consolidated	$3,240.2	$3,318.0	(2.3)%	(2.0)%

*Excludes layaway sales in both years.

This year’s consolidated gross margin as a percent of sales was 25.7 percent.  Including closed stores, consolidated gross margin was 23.9 percent last year.  Pro forma FIFO gross margin was 25.6 percent compared with 23.4 percent last year including closed stores.  The rate improvement in FIFO gross margin was primarily attributable to improved merchandise margin rates for both operating divisions and decreased shrink expense at the Pamida division.

Consolidated SG&A expenses as a percent of sales were 19.6 percent.  Including closed stores, consolidated SG&A was 18.1 percent last year.  The increase in rate was primarily attributable to employee benefit programs, decreased advertising allowances and increased general insurance expense, partially offset by the disposition of excess property in the prior year.

Management believes that pro forma earnings per share provide additional information useful in analyzing the underlying business results.  However, pro forma earnings per share are a non-GAAP financial metric and should be considered in addition to, not as a substitute for, GAAP reported earnings per share.

The following table summarizes selected consolidated financial data for the fourth quarter and fiscal year 2002:

Summary of Selected Financial Data

GAAP vs. Pro forma FIFO Earnings Reconciliation

	Fourth Quarter
Dollars in millions, except per share data	13 weeks Ended February 1, 2003		13 weeks Ended February 2, 2002
		Diluted EPS		Diluted EPS
Net earnings (loss) as reported (GAAP)	$32.7	$1.12	$34.9	$1.21
Adjustments (Net of Applicable Taxes):
Cessation of goodwill amortization (SFAS No. 142)			1.3	0.04
Provision for LIFO inventory method	(1.7)	(0.06)	(9.8)	(0.34)
Pro forma FIFO earnings	$30.9	$1.06	$26.3	$0.91

	Full Year
Dollars in millions, except per share data	52 weeks Ended February 1, 2003		52 weeks Ended February 2, 2002
		Diluted EPS		Diluted EPS
Net earnings (loss) as reported (GAAP)	($144.8)	($4.95)	$28.2	$0.98
Adjustments (Net of Applicable Taxes):
Cessation of goodwill amortization (SFAS No. 142)			5.2	0.18
Provision for LIFO inventory method	(1.7)	(0.06)	(9.8)	(0.34)
Cumulative effect of accounting change (SFAS No. 142)	186.1	6.36		0.00
Pro forma FIFO earnings	$39.6	$1.35	$23.5	$0.82

Other Factors

Fourth quarter and full year earnings reflect a $6.0 million ($0.12 per share) pre-tax charge for the adjustment of a previously established reserve that was related to the Company’s strategic restructure announced January 31, 2001.  Specifically, the charge is associated with asset write-downs and additional property carrying costs for ShopKo division stores which were closed during 2001 in connection with the Company’s strategic restructuring during that year.  The retail real estate market has been soft and sales of owned stores and lease terminations have been slower than expected.  For the comparable periods last year, earnings reflected a $4.8 million ($0.10 per share) pre-tax charge related to the expected disposition of excess property, which is included in SG&A.

Interest expense for this fiscal year was $52.3 million compared with $65.8 million last year, a reduction of $13.5 million.

As a result of the implementation of SFAS No. 142, the Company reduced goodwill by $186.1 million, resulting in a non-cash charge of $186.1 million (or $6.36 per diluted share).  All of this goodwill arose from the acquisition of the Pamida division.  Adoption of SFAS No. 142 has no impact on the Company’s financial covenants.

First Quarter/Fiscal 2003 Business Outlook

Current economic conditions and geopolitical risks create an environment of uncertainty making forecasting somewhat more difficult.  The Company expects earnings per share for the first quarter ending May 3, 2003 to be breakeven to a loss of $0.05.  Earnings per share for fiscal 2003 ending January 31, 2004 are expected to be in the range of $1.40 to $1.50.

4th Quarter/Year End Conference Call Arrangements

ShopKo Stores, Inc. will host a conference call and real-time webcast March 13, 2003, at 10:30 a.m. Central Standard Time (CST) to discuss fourth quarter and year end results and fiscal 2003 outlook.  To participate, please call 1-800-860-2442 and ask for the ShopKo Stores, Inc. conference call.  Interested parties may also listen to the conference call over the Internet by visiting www.shopko.com.

The call will be rebroadcast immediately following the call through March 21, 2003.  The replay can be accessed by dialing 1-877-344-7529.  When prompted for an account number dial 092#, then dial 1 for the recorded conference.  When prompted for the conference number dial 308687#, then press 1 to begin the playback.

To be placed on the Company’s email notification list for press releases, SEC filings, and upcoming events, please go to www.shopko.com, click on “Investor Info,” click on “email alerts,” and provide the requested information.

ShopKo Stores Inc. will continue to provide weekly updates on consolidated comparable store sales performance.  A real time audio recording of the previous week’s results will be available after 10:00 a.m. CST Monday by calling (920) 429-4646.  These recorded messages will not be available on the Monday preceding monthly sales releases.

ShopKo Stores, Inc., a Fortune 500 company headquartered in Green Bay, Wis., operates 364 retail stores in 23 states, primarily in the Midwest, Western Mountain and Pacific Northwest regions.  Retail operations include 141 specialty discount stores operating under the ShopKo name in mid-sized and larger cities, and 223 Pamida discount stores in smaller, rural communities.  For more information about ShopKo or Pamida visit our website at www.shopko.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding earnings per share and other financial results.  Such statements are subject to important factors that could cause ShopKo's actual results to differ materially from those anticipated by the forward-looking statements including those referenced in ShopKo's current annual report on Form 10-K or as may be described from time to time in ShopKo's subsequent SEC filings; and such factors are incorporated by reference.

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ShopKo Stores, Inc. and Subsidiaries

Consolidated Statements of Operations

Fourth Quarter and Total Year

	13 Weeks	13 Weeks	52 Weeks
	Ended	Ended	Ended	52 Weeks Ended February 2, 2002
(In thousands, except per share data)	February 1, 2003	February 2, 2003	February 1, 2003	As Reported	Excluding Closed Stores

Revenues:
Net sales	$ 958,444	$1,003,390	$ 3,240,187	$ 3,373,935	$ 3,317,959
Licensed department rentals and other income	2,948	3,186	12,622	13,054	13,054
	961,392	1,006,576	3,252,809	3,386,989	3,331,013
Costs and expenses:
Cost of sales	700,439	735,124	2,406,887	2,567,800	2,511,824

Gross Margin	258,005	268,266	833,300	806,135	806,135

Selling, general and administrative expenses	166,596	173,837	635,909	611,930	611,930
Restructuring Charge	6,030	-	6,030	-	-
Depreciation and amortization expenses	21,061	22,236	83,337	91,662	91,662
	193,687	196,073	725,276	703,592	703,592

Income from operations	67,266	75,379	120,646	115,597	115,597
Interest expense – net	13,060	14,430	52,264	65,765	65,765

Earnings (loss) before income taxes and accounting change	54,206	60,949	68,382	49,832	49,832
Provision (benefit) for income taxes	21,527	26,063	27,149	21,615	21,615

Earnings (loss) before accounting change	32,679	34,886	41,233	28,217	28,217

Cumulative effect of accounting change	-	-	(186,052)	-	-

Net earnings (loss)	$ 32,679	$ 34,886	$ (144,819)	$ 28,217	$ 28,217

Basic earnings (loss) per share of common stock:
Earnings (loss) before cumulative effect of accounting change	$1.13	$1.22	$1.43	$ 0.98
Cumulative effect of accounting change	-	-	(6.46)	-
Net earnings (loss)	$ 1.13	$ 1.22	$ (5.03)	$ 0.98

Diluted earnings (loss) per share of common stock:
Earnings (loss) before cumulative effect of accounting change	$1.12	$1.21	$1.41	$ 0.98
Cumulative effect of accounting change	-	-	(6.36)	-
Net earnings (loss)	$ 1.12	$ 1.21	$ (4.95)	$ 0.98

Weighted average number of common shares outstanding – basic	28,876	28,699	28,791	28,699

Weighted average number of common shares outstanding – diluted	29,161	28,869	29,218	28,838

ShopKo Stores, inc. and Subsidiaries

Consolidated Statements of Operations

Percents of Sales

Fourth Quarter and Total Year

	13 Weeks Ended February 1, 2003	13 Weeks Ended February 2, 2002	52 Weeks Ended February 1, 2003	52 Weeks Ended February 2, 2002
				As Reported	Excluding Closed Stores

Revenues:
Net Sales	100.0	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.3	0.3	0.4	0.4	0.4
	100.3	100.3	100.4	100.4	100.4
Costs and expenses:
Cost of sales	73.1	73.3	74.3	76.1	75.7

Gross margin	26.9	26.7	25.7	23.9	24.3

Selling, general and administrative expenses	17.4	17.3	19.6	18.1	18.4
Restructuring Charge	0.6	0.0	0.2	0.0	0.0
Depreciation and amoritazation expenses	2.2	2.2	2.6	2.7	2.8
	20.2	19.5	22.4	20.9	21.2

Income from operations	7.0	7.5	3.7	3.4	3.5
Interest expense – net	1.4	1.4	1.6		2.0

Earnings (loss) before income taxes and account change	5.7	6.1	2.1	1.5	1.5
Provision (benefit) for income taxes	2.2	2.6	0.8	0.6	0.7

Earnings (loss) before accounting change	3.4	3.5	1.3	0.8	0.9

ShopKo Stores, Inc. and Subsidiaries

Business Segment Information

Fourth Quarter and Total Year

	13 Weeks	13 Weeks	52 Weeks
	Ended	Ended	Ended	52 Weeks Ended February 2, 2002
(Dollars in thousands)	February 1, 2003	February 2, 2003	February 1, 2003	As Reported	Excluding Closed Stores

ShopKo Retail Segment
Net sales	$ 736,242	$ 769,132	$ 2,456,094	$2,538,920	$ 2,482,944
Licensed department rentals and other income	2,660	2,672	11,319	11,163	11,163
	738,902	771,804	2,467,413	2,550,083	2,494,107
Costs and expenses:
Cost of sales	541,264	555,887	1,825,319	1,912,515	1,856,539

Gross Margin	194,978	213,245	630,775	626,405	626,405

Selling, general and administrative expenses	112,452	119,988	434,968	422,011	422,011
Depreciation and amortization expenses	15,032	15,373	60,051	64,164	64,164
	127,484	135,361	495,019	486,175	486,175

Income from operations	$ 70,154	$ 80,556	$ 147,075	$ 151,393	$ 151,393

Pamida Retail Segment
Net sales	$ 222,202	$ 234,258	$ 784,093	$ 835,015
Licensed department rentals and other income	288	514	1,303	1,891
	222,490	234,772	785,396	836,906
Costs and expenses:
Cost of sales	159,175	179,237	581,568	655,285

Gross Margin	63,027	55,021	202,525	179,730

Selling, general and administrative expenses	45,846	47,059	169,931	167,596
Depreciation and amortization expenses	5,875	6,712	22,641	26,693
	51,721	53,771	192,572	194,289

Income / (loss) from operations	$ 11,594	$ 1,764	$ 11,256	$ (12,668)

Corporate Segment

Net sales	$ -	$ -	$ -	$ -
Licensed department rentals and other income	-	-	-	-
	-	-	-	-
Costs and expenses:
Selling, general and administrative expenses	8,297	6,790	31,009	22,323
Restructuring Charge	6,030	-	6,030	-
Depreciation and amortization expenses	154	151	645	805
	14,482	6,941	37,685	23,128

(Loss) from operations	$ (14,482)	$ (6,941)	$ (37,685)	$ (23,128)

Consolidated
Income from operations	$ 67,266	$ 75,379	$ 120,646	$ 115,597

ShopKo Stores, Inc. and Subsidiaries

Business Segment Information

Percents of Sales

Fourth Quarter and Total Year

	13 Weeks	13 Weeks	52 Weeks
	Ended	Ended	Ended	52 Weeks Ended February 2, 2002
	February 1, 2003	February 2, 2002	February 1, 2003	As Reported	Excluding Closed Stores
ShopKo Retail Segment
Net sales	100.0	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.4	0.3	0.5	0.4	0.4
	100.4	100.3	100.5	100.4	100.4
Costs and expenses:
Cost of sales	73.5	72.3	74.3	75.3	74.8

Gross Margin	26.5	27.7	25.7	24.7	25.2

Selling, general and administrative expenses	15.3	15.6	17.7	16.6	17.0
Depreciation and amortization expenses	2.0	2.0	2.4	2.5	2.6
	17.3	17.6	20.2	19.1	19.6

Income from operations	9.5	10.5	6.0	6.0	6.1

	13 Weeks	13 Weeks	52 Weeks
	Ended	Ended	Ended	52 Weeks Ended February 2, 2002
	February 1, 2003	February 2, 2002	February 1, 2003	As Reported	Excluding Closed Stores
Pamida Retail Segment
Net sales	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.1	0.2	0.2	0.2
	100.1	100.2	100.2	100.2
Costs and expenses:
Cost of sales	71.6	76.5	74.2	78.5

Gross Margin	28.4	23.5	25.8	21.5

Selling, general and administrative expenses	20.6	20.1	21.7	20.1
Depreciation and amortization expenses	2.6	2.9	2.9	3.2
	23.3	23.0	24.6	23.3

Income (loss) from operations	5.2	0.8	1.4	(1.5)

Consolidated
Income from operations	7.0	7.5	3.7	3.4

                                  ShopKo Stores, Inc. and Subsidiaries

                              Consolidated Condensed Balance Sheets

                                                   (In thousands)

	February 1, 2003	February 2, 2002

Cash and cash equivalents	$ 33,753	$ 30,169
Receivables, less allowances	49,509	48,738
Merchandise inventories	562,731	613,911
Other current assets	13,745	15,840
Total current assets	659,738	708,658

Other assets and deferred charges	12,570	11,184
Intangible assets	20,475	22,120
Goodwill	-	186,052
Net property and equipment	812,184	892,022
Total assets	$1,504,967	$1,820,036

Short-term debt	$ 40,022	$ 47,808
Accounts payable - trade	241,166	255,630
Accrued liabilities	223,764	212,300
Current portion of long-term obligations	95,554	79,942
Total current liabilities	600,506	595,680

Long-term obligations	319,577	505,467
Other long-term obligations	16,744	6,199
Deferred income taxes	19,769	22,642
Shareholders’ equity	548,371	690,048
Total liabilities and shareholders’ equity	$1,504,967	$1,820,036